UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2019

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

2200 Rand Building, Buffalo, NY 14203

(Address of Principal Executive Offices)(Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RAND	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Investment Management Agreement

On November 8, 2019 (the “Closing Date”), Rand Capital Corporation (the “Company”) entered into an Investment Advisory and Management Agreement (the “Investment Management Agreement”) with Rand Capital Management LLC (the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940, as amended. The Company’s Board of Directors (the “Board”) unanimously approved the Company’s entry into the Investment Management Agreement at an in-person meeting held on January 24, 2019. The Company’s shareholders approved the Company’s entry into the Investment Management Agreement at a special meeting of shareholders held on May 16, 2019.

Pursuant to the terms of the Investment Management Agreement, the Adviser manages the investment and reinvestment of the Company’s assets. Among other things, the Adviser (i) determines the composition of the Company’s portfolio, the nature and timing of changes in this portfolio and the manner of implementing these changes; (ii) identifies, evaluates and negotiates the structure of the investments made by the Company; (iii) executes, closes, services and monitors the investments that the Company makes; (iv) determines the securities and other assets that the Company will purchase, retain or sell; (v) performs due diligence on prospective portfolio companies and investments; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its assets. The Adviser’s services under the Investment Management Agreement are not exclusive, and it may furnish similar services to other entities.

Under the Investment Management Agreement, the Company will pay the Adviser, as compensation for the investment advisory and management services, fees consisting of two components: (i) a base management fee (the “Base Management Fee”) and (ii) an incentive fee (the “Incentive Fee”).

Base Management Fee

The Base Management Fee will be 1.50% of per annum of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds). For the first calendar quarter of the Company’s operations after the Closing Date, the Base Management Fee will be calculated based on the initial value of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) after giving effect to the contribution of the existing loans and other securities by East Asset Management, LLC (“East”) as part of the consideration for the Stock Purchase (as defined below). For each calendar quarter thereafter, the Base Management Fee will be calculated based on the average value of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. Base Management Fees for any partial month or quarter will be appropriately prorated.

Incentive Fee

The Incentive Fee payable under the Investment Management Agreement consists of two parts: (1) a portion based on the Company’s pre-incentive fee net investment income (the “Income Based Fee”) and (2) a portion based on the net realized capital gains received on the Company’s portfolio of securities on a cumulative basis for each calendar year, net of all realized capital losses and all unrealized capital depreciation for that same calendar year (the “Capital Gains Fee”).

Income Based Fee

The Income Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter and shall be payable promptly following the filing of the Company’s financial statements for such quarter. For purposes of the Investment Management Agreement, “Pre-Incentive Fee Net Investment Income” is defined as interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the relevant calendar quarter, minus the Company’s operating expenses for such calendar quarter (including the Base Management Fee, expenses payable under the Administration Agreement (as defined below), and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding any portion of the Incentive Fee). Pre-Incentive Fee Net Investment Income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Company and its consolidated subsidiaries have recognized but have not yet received in cash (collectively, “Accrued Unpaid Income”). Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% per quarter (7% annualized). The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(i)	no Income Based Fee in any quarter in which the Pre-Incentive Fee Net Investment Income for such quarter does not exceed the hurdle rate of 1.75% (7.00% annualized);

(ii)	100% of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds the hurdle rate of 1.75% (7.00% annualized) but is less than 2.1875% (8.75% annualized); and

(iii)	20% of the amount of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds 2.1875% (8.75% annualized).

For each calendar quarter that begins more than two years and three months after the Closing Date, the Income Based Fee paid to the Adviser shall not be in excess of the Incentive Fee Cap. The “Incentive Fee Cap” for any quarter is an amount equal to (1) 20.0% of the Cumulative Net Return (as defined below) during the relevant Income Based Fee Calculation Period (as defined below) minus (2) the aggregate Income Based Fee that was paid in respect of the calendar quarters included in the relevant Income Based Fee Calculation Period.

For purposes of the calculation of the Income Based Fee, “Income Based Fee Calculation Period” is defined as, with reference to a calendar quarter, the period of time consisting of such calendar quarter and the additional quarters that comprise the lesser of (1) the number of quarters immediately preceding such calendar quarter that began more than two years after the Closing Date or (2) the eleven calendar quarters immediately preceding such calendar quarter.

For purposes of the calculation of the Income Based Fee, “Cumulative Net Return” is defined as (1) the aggregate net investment income in respect of the relevant Income Based Fee Calculation Period minus (2) any Net Capital Loss, if any, in respect of the relevant Income Based Fee Calculation Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Income Based Fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Income Based Fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Income Based Fee to the Adviser equal to the Income Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

For purposes of the calculation of the Income Based Fee, “Net Capital Loss,” in respect of a particular period, means the difference, if positive, between (1) aggregate capital losses, whether realized or unrealized, in such period and (2) aggregate capital gains, whether realized or unrealized, in such period.

Any Income Based Fee payable under the Investment Management Agreement with respect to Accrued Unpaid Income (such fees being the “Accrued Unpaid Income Based Fees”) shall be deferred, on a security by security basis, and shall become payable to the Adviser only if, as, when and to the extent cash is received by the Company or its consolidated subsidiaries in respect of any Accrued Unpaid Income. Any Accrued Unpaid Income that is subsequently reversed by the Company in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce Pre-Incentive Fee Net Investment Income and (2) reduce the amount of Accrued Unpaid Income Based Fees. Subsequent payments of Accrued Unpaid Income Based Fees that are deferred shall not reduce the amounts otherwise payable for any quarter as an Income Based Fee.

Capital Gains Fee

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Management Agreement), commencing with the calendar year ending on December 31, 2019. Under the terms of the Investment Management Agreement, the Capital Gains Fee is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from the Closing Date. If this amount is positive at the end of any calendar year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for that calendar year. If the Investment Management Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Fee.

For purposes of the Capital Gains Fee:

The “cumulative aggregate realized capital gains” are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The “cumulative aggregate realized capital losses” are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

The “aggregate unrealized capital depreciation” is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

The accreted or amortized cost basis of an investment shall mean, with respect to an investment owned by the Company as of the Closing Date, the fair value of that investment as set forth in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019 and, with respect to an investment acquired by the Company subsequent to the Closing Date, the accreted or amortized cost basis of such investment as reflected in the Company’s financial statements.

Payment of Company Expenses

Under the terms of Investment Management Agreement, all investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services for the Company, and the compensation of such personnel and the general office and facilities and overhead expenses incurred by the Adviser in maintaining its place of business allocable to these services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations and transactions, including, without limitation, those items listed in the Investment Management Agreement.

Duration and Termination of the Investment Management Agreement

The Investment Management Agreement will remain in effect for a period of two years after the Closing Date. Thereafter, the Investment Management Agreement will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of Company’s shareholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s independent directors on the Board, in either case, in accordance with the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”). The Investment Management Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by: (i) by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company; or (ii) the Adviser. In addition, the Investment Management Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Administration Agreement

On the Closing Date, the Company entered into an Administration Agreement (the “Administration Agreement”) with the Adviser. Under the terms of the Administration Agreement, the Adviser has agreed to perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and such other services as the Adviser, subject to review by the Board, will from time to time determine to be necessary or useful to perform its obligations under the Administration Agreement. The Adviser shall also, on behalf of the Company, arrange for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable.

As consideration for the provision of the services by the Adviser under the Administration Agreement, the Company shall reimburse the Adviser for the costs and expenses incurred by the Adviser in administering the Company’s business. The Administration Agreement will remain in effect for two years from the Closing Date, and thereafter will continue automatically for successive annual periods so long as such continuance is specifically approved at least annually by the Board, including by a majority of the independent directors. The Administration Agreement may be terminated at any time, without the payment of any penalty, by vote of the Board, or by the Adviser, upon 60 days’ written notice to the other party. The Administration Agreement may not be assigned by a party without the consent of the other party.

Shareholder Agreement

On the Closing Date, the Company entered into a Shareholder Agreement (the “Shareholder Agreement”) with East. Under the terms of the Shareholder Agreement, until the date on which East ceases to beneficially own more than fifteen percent of the outstanding shares of the Company’s common stock, par value $.10 per share (the “Common Stock”) (the “East Nomination Period”), East will have the right to designate (i) up to two persons, of which at least one person cannot be an “interested person” (as that term is defined in Section 2(a)(19) of the 1940 Act) of the Company, for nomination for election to the Board if the size of the Board is composed of fewer than seven directors or (ii) up to three persons, of which at least one person cannot be an interested person, for nomination for election to the Board if the size of the Board is composed of seven or more directors (each designated person being a “East Nominee”). For purposes of determining the East Nomination Period, if East’s ownership of outstanding Common Stock falls below fifteen percent as a result of a sale or other issuance of Common Stock by the Company, then the fifteen percent threshold will automatically be reduced by a percentage equal to the percentage by which East’s ownership of Common Stock was reduced as a result of such sale or issuance by the Company.

In addition, in the event that there is a vacancy on the Board due to the death, resignation or removal of any director of the Company that was an East Nominee, subject to applicable law, the terms of the Company’s certificate of incorporation and the Company’s by-laws, and the rules of the stock exchange on which the Common Stock is listed, this vacancy may only be filled with a substitute East Nominee.

Under the terms of the Shareholder Agreement, East has agreed that the rights provided to East thereunder are to be the exclusive means for East to designate, nominate, seek to designate or seek to nominate, as applicable, any person for election as a director to the Board, and East shall not, directly or indirectly, make use of, or otherwise seek to avail itself of, any other rights or means to designate, nominate, seek to designate or seek to nominate, as applicable, any person for election as a director to the Board, including pursuant to any rights available to any shareholder of the Company under the Company’s certificate of incorporation, the Company’s by-laws or applicable law.

The foregoing descriptions of the Investment Management Agreement, the Administration Agreement and the Shareholder Agreement are only summaries of certain of the provisions of such agreements and are qualified in their entirety by reference to the underlying agreements. The Investment Management Agreement, the Administration Agreement and the Shareholder Agreement are attached as Exhibits 10.1, 10.2 and 10.3 this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the previously announced Stock Purchase Agreement, dated as of January 24, 2019, by and among the Company, East, and, solely for purposes of being bound by Sections 7.10 and 10.9(a) and (b) thereof, the Adviser, on the Closing Date, the Company issued 8,333,333 shares of the Company’s Common Stock, to East at a price of $3.00 per share for an aggregate purchase price of $25.0 million (the “Stock Purchase”). The purchase price for the Stock Purchase was paid partially through the contribution to the Company by East of existing loans and other securities that had a fair value as of the Closing Date of approximately $9.5 million and partially through a cash payment to the Company in the amount of approximately $15.5 million. The Stock Purchase was a private transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

Item 5.01	Changes in Control of Registrant.

 On the Closing Date, as a result of the Stock Purchase, East became, together with shares of Common Stock beneficially owned by East prior to the Closing Date, the beneficial owner of approximately 57% of the Company’s outstanding Common Stock. The information contained in Item 3.02 of this Current Report on Form 8-K regarding the Stock Purchase is incorporated into this Item 5.01 by reference. East used available cash on hand to fund the cash portion of the consideration paid to the Company in connection with the Stock Purchase.

The information contained in Item 1.01 of this Current Report on Form 8-K under the heading “Shareholder Agreement” is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

(d) On the Closing Date, the Board increased the size of the Board from five directors to seven directors and elected Adam Gusky and Benjamin E. Godley to fill the two newly created directorships. Compensatory arrangements for Mr. Gusky and Mr. Godley will be consistent with the Company’s previously disclosed standard arrangements for non-employee directors. These arrangements are described in the Company’s definitive proxy statement for its 2018 annual meeting of shareholders, filed with the Securities and Exchange Commission on March 8, 2018, under the heading of “Director Compensation”, which disclosure is incorporated herein by reference. As of the Closing Date, neither Mr. Gusky nor Mr. Godley are being appointed to any committees of the Board.

Mr. Gusky is the chief investment officer of East and serves on the investment committee for the Adviser. The information contained in Item 3.02 of this Current Report on Form 8-K regarding the Stock Purchase is incorporated into this Item 5.01 by reference. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Investment Management Agreement and Administration Agreement entered into by the Company with the Adviser and the Shareholder Agreement entered into by the Company with East, each as of the Closing Date, is incorporated into this Item 5.01 by reference.

(e) On the Closing Date, Allen F. Grum, the Company’s President and Chief Executive Officer, and Daniel P. Penberthy, the Company’s Executive Vice President and Chief Financial Officer, each entered into a cancellation agreement with the Company (the “Cancellation Agreements” and each a “Cancellation Agreement”) whereby each agreed to cancel their respective change in control agreements, each dated March 1, 2017, as of the Closing Date and without the payment of any consideration by the Company to either Mr. Grum or Mr. Penberthy. The foregoing descriptions of the Cancellation Agreements are only summaries of such agreements and are qualified in their entirety by reference to the underlying agreements. The Cancellation Agreement with Mr. Grum and the Cancellation Agreement with Mr. Penberthy are attached as Exhibits 10.4 and 10.5 this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2019, the Company filed a certificate of amendment to its certificate of incorporation, as amended (the “Certificate of Amendment”), to increase the number of shares of Common Stock that the Company is authorized to issue from 10 million shares of Common Stock to 100 million shares of Common Stock. The foregoing summary of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The existing loans and other securities contributed to the Company by East as part of the consideration in the Stock Purchase consist of the following:

Name of Portfolio Company	Industry	Type of Investment	Interest Rate	Maturity Date	Fair Value at the Closing Date
AIKG LLC	Entertainment	Term Note	12.00%	December 28, 2023	$4,384,097
Filterworks Acquisition USA, LLC	Equipment Distribution - Automobile Collision Repair Industry	Subordinated Note	12.00%	December 4, 2023	$2,302,329
Filterworks Acquisition USA, LLC	Equipment Distribution - Automobile Collision Repair Industry	562.5 Class A Units (representing a 12.5% ownership interest in the Class A Units)	N/A	N/A	$562,500
HDI Acquisition LLC	Signage Manufacturing	Term Loan	12.00%	June 20, 2023	$1,249,194
Mattison Avenue Holdings LLC	Consumer Retail – Beauty Industry	Promissory Note	12.00%	June 9, 2022	$1,036,391

The information furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On November 11, 2019, the Company issued a press release announcing the closing of the Stock Purchase transaction, the Company’s entry into the Investment Management Agreement and Administration Agreement and the election of the two new directors. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment to the Certificate of Incorporation, as amended

10.1	Investment Advisory and Management Agreement, dated as of November 8, 2019, by and between Rand Capital Corporation and Rand Capital Management LLC

10.2	Administration Agreement, dated as of November 8, 2019, by and between Rand Capital Corporation and Rand Capital Management LLC

10.3	Shareholder Agreement, dated as of November 8, 2019, by and between Rand Capital Corporation and East Asset Management, LLC

10.4	Cancellation Agreement, dated as of November 8, 2019, by and between Rand Capital Corporation and Allen F. Grum

10.5	Cancellation Agreement, dated as of November 8, 2019, by and between Rand Capital Corporation and Daniel P. Penberthy

99.1	Press Release, dated November 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: November 12, 2019
	By:	/s/ Allen F. Grum
	Name:	Allen F. Grum
	Title:	President and Chief Executive Officer